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                                                                    EXHIBIT 12.1

                             SUN MICROSYSTEMS, INC.
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                        (in thousands, except ratio date)


                                                                                                                 MONTHS ENDED
                                                          FISCAL YEAR ENDED JUNE 30,                       ------------------------
                                      ------------------------------------------------------------------    MARCH 28,    MARCH 28,
                                         1994         1995          1996          1997          1998          1998         1999
                                      -----------  -----------   -----------   -----------   -----------   -----------  -----------
Income Before Income Taxes .........  $   283,379  $   523,298   $   708,874   $ 1,121,207   $ 1,176,166   $   760,760  $ 1,015,948
Fixed Charges ......................       60,577       50,697        49,787        54,820        75,281        55,314       61,091
Less: Effect of Capitalized Interest       (2,075)      (3,341)       (4,893)         (698)       (5,121)       (4,476)      (4,129)
                                      ===========  ===========   ===========   ===========   ===========   ===========  ===========
"Earnings" .........................      341,881      570,654       753,768     1,175,329     1,246,326       811,598    1,072,910
Divided by Fixed Charges ...........       60,577       50,697        49,787        54,820        75,281        55,314       61,091
                                      -----------  -----------   -----------   -----------   -----------   -----------  -----------
Ratio of Earnings to Fixed Charges .         5.6x        11.3x         15.1x         21.4x         16.6x         14.7x        17.6x
                                      ===========  ===========   ===========   ===========   ===========   ===========  ===========